UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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ENERGOUS CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION
3590 North First Street, Suite 210
San Jose, California 95134

     , 2020
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders of Energous Corporation to be held at 10:00 a.m., Pacific Time, on July 24, 2020. Due to the public health impact of the COVID-19 coronavirus outbreak, the special meeting will be held entirely online. You will be able to attend and participate in the special meeting online by visiting www.virtualshareholdermeeting.com/WATT2020SM, where you will be able to listen to the meeting live, submit questions, and vote.
We look forward to your attending either virtually online or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement. Please give this material your careful attention.
Very truly yours,

Stephen R. Rizzone
President and Chief Executive Officer

ENERGOUS CORPORATION
3590 North First Street, Suite 210
San Jose, California 95134
NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
To Be Held on July 24, 2020
To the Stockholders of Energous Corporation:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Energous Corporation, a Delaware corporation, will be held on Friday, July 24, 2020 at 10:00 a.m., Pacific Time. Due to the public health impact of the COVID-19 coronavirus outbreak, the virtual meeting will be held entirely online. You will be able to attend and participate in the virtual meeting online by visiting www.virtualshareholdermeeting.com/WATT2020SM, where you will be able to listen to the meeting live, submit questions, and vote:
•
To approve an amendment to our certificate of incorporation to increase the number of total authorized shares from 60,000,000 to 210,000,000 shares and the number of authorized shares of common stock from 50,000,000 to 200,000,000 shares (the “Charter Amendment” or “Proposal 1”);

•
To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Proposal 1 at the time of the Special Meeting (“Proposal 2”); and

•	To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.
At the 2020 Annual Meeting of Stockholders of the Company held on May 26, 2020 (the “2020 Annual Meeting”), stockholders voted and approved a substantively identical amendment to our certificate of incorporation to increase the number of total authorized shares from 60,000,000 to 210,000,000 shares and the number of authorized shares of common stock from 50,000,000 to 200,000,000 shares (the “May Amendment”). Consistent with the applicable rules concerning the manner in which broker votes are counted for “routine” matters, certain shares of common stock held by brokers and with respect to which the beneficial owner had not provided the broker with voting instructions were voted by the broker in favor of the approval of the May Amendment.
Our Board of Directors subsequently determined that disclosure contained in the definitive proxy statement disseminated to our stockholders in connection with the 2020 Annual Meeting included an inadvertent drafting error referring to the resolution as non-routine instead of routine. In particular, the proxy statement suggested that brokers would not have discretionary authority with respect to the approval of the May Amendment, even though, consistent with applicable rules, discretionary voting is permitted.
While our Board of Directors believes it was and is appropriate to include the votes brokers cast pursuant to their discretionary authority and that the May Amendment has been properly approved and is effective, out of an abundance of caution, our Board of Directors has unanimously resolved to resubmit Proposal 1 for approval of the stockholders. The increase in our authorized shares is for general corporate purposes and is not being implemented in connection with any proposed corporate transaction. Our Board of Directors recommends that you vote “FOR” Proposal 1 and “FOR” Proposal 2.
Only Energous stockholders of record at the close of business on June 17, 2020, the record date of this Special Meeting fixed by the Board of Directors, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.
By Order of the Board of Directors,

Stephen R. Rizzone
President and Chief Executive Officer
San Jose, California
     , 2020

PROXY STATEMENT

i

3590 North First Street, Suite 210
San Jose, California 95134
INFORMATION ABOUT SOLICITATION AND VOTING
The Board of Directors (“Board”) of Energous Corporation (“Company,” “Energous,” “we,” “us” or “our”) is providing these materials to you in connection with a special meeting of stockholders (“Special Meeting”), which will take place on Friday, July 24, 2020, 10:00 a.m., Pacific Time. Due to the public health impact of the COVID-19 coronavirus outbreak, the special meeting will be held entirely online. You will be able to attend and participate in the special meeting online by visiting www.virtualshareholdermeeting.com/WATT2020SM, where you will be able to listen to the meeting live, submit questions, and vote. This proxy statement and the accompanying notice and form of proxy are expected to be first sent to stockholders on or about , 2020.
GENERAL INFORMATION ABOUT THE SPECIAL MEETING
Why am I receiving these materials?
You have received this because our Board of Directors is soliciting your proxy to vote your shares at the Special Meeting. The proxy statement includes information that we are required to provide you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.
At the 2020 Annual Meeting of Stockholders of the Company held on May 26, 2020 (the “2020 Annual Meeting”), stockholders voted and approved an amendment to our certificate of incorporation to increase the number of total authorized shares from 60,000,000 to 210,000,000 shares and the number of authorized shares of common stock from 50,000,000 to 200,000,000 shares (the “May Amendment”). Consistent with the applicable rules concerning the manner in which broker votes are counted for “routine” matters, certain shares of common stock held by brokers and with respect to which the beneficial owner had not provided the broker with voting instructions were voted by the broker in favor of the approval of the May Amendment.
Our Board of Directors subsequently determined that disclosure contained in the definitive proxy statement disseminated to our stockholders in connection with the 2020 Annual Meeting included an inadvertent drafting error referring to the resolution as non-routine instead of routine. In particular, the proxy statement suggested that brokers would not have discretionary authority with respect to the approval of the May Amendment, even though, consistent with applicable rules, discretionary voting is permitted.
As announced on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2020, stockholders approved the May Amendment, and the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware with respect thereto (the “Certificate of Amendment”). No shares of common stock have been issued since the filing of the Certificate of Amendment, except for shares issued in settlement of the Company’s restricted stock units. None of the additional authorized shares of common stock added pursuant to the Certificate of Amendment have been issued or are outstanding as of the date of this proxy statement.
While our Board of Directors believes it was and is appropriate to include the votes brokers cast pursuant to their discretionary authority and that the May Amendment has been properly approved and is effective, out of an abundance of caution, our Board of Directors has unanimously resolved to resubmit Proposal 1 for approval of the stockholders. The increase in our authorized shares is for general corporate purposes and is not being implemented in connection with any proposed corporate transaction. Our Board of Directors recommends that you vote “FOR” Proposal 1 and “FOR” Proposal 2.

What is a proxy?
Our Board of Directors is asking for your proxy, meaning that you authorize persons selected by the Board to vote your shares at the Special Meeting in the way that you instruct. All shares represented by valid proxies received before the Special Meeting will be voted in accordance with the stockholder’s specific voting instructions.
What is included in these materials?
These materials include:
•	this Proxy Statement for the Special Meeting; and
•	a proxy card for the Special Meeting.
What items will be voted on at the Special Meeting?
There are two proposals scheduled to be voted on at the Special Meeting:
•
to approve an amendment to our certificate of incorporation to increase the number of total authorized shares from 60,000,000 to 210,000,000 shares and the number of authorized shares of common stock from 50,000,000 to 200,000,000 shares (the “Charter Amendment” or “Proposal 1”); and

•
to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Proposal 1 at the time of the Special Meeting (“Proposal 2”).

The Board is not aware of any other matters to be brought before the Special Meeting. If other matters are properly raised at the meeting, the proxy holders are authorized to vote in their discretion any shares that they represent by proxy.
What are the Board’s voting recommendations?
The Board recommends that you vote your shares:
•
FOR the approval of an amendment to our certificate of incorporation to increase the number of total authorized shares from 60,000,000 to 210,000,000 shares and the number of authorized shares of common stock from 50,000,000 to 200,000,000 shares; and

•
FOR the approval of one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Proposal 1 at the time of the Special Meeting.

Who may participate in the Special Meeting?
This Special Meeting will take place virtually through the Internet, in light of the COVID-19 pandemic and related public health concerns. We have designed the format of this Special Meeting to ensure that our shareholders who attend the Special Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You are entitled to attend and participate in the Special Meeting only if you were a shareholder of record as of the close of business on June 17, 2020, if you hold a valid proxy for the meeting, or if you are our invited guest. To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/WATT2020SM, you must enter the 16-digit control number found on your proxy card or other proxy materials. If you do not have a control number, please contact the brokerage firm, bank, dealer, or other similar organization that holds your account as soon as possible so that you can be provided with a control number.
When is the record date and who is entitled to vote?
The Board of Directors set June 17, 2020 as the record date for the Special Meeting. All holders of Energous common stock as of the close of business on that date are entitled to vote at the meeting. Each share of common stock is entitled to one vote. As of the record date, there were     shares of common stock outstanding.

What is a stockholder of record?
A stockholder of record, or registered stockholder, is a person whose ownership of Energous stock is reflected directly on the books and records of our transfer agent, EQ Shareowner Services. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” by that institution and not a stockholder of record. For shares held in street name, the stockholder of record is the bank, broker or similar organization.
How do I vote?
If you are a shareholder of record, you may vote or submit a proxy by any of the following methods:
1. By Internet—
Before the Special Meeting—You may authorize the voting of your shares by following the “Vote by Internet” instructions set forth on the proxy card through 11:59 p.m. Eastern Time on July 23, 2020. You must specify how you want your shares voted or your vote will not be completed, and you will receive an error message.
During the Special Meeting—You may vote online during the Special Meeting. You may cast your vote electronically during the Special Meeting using the 16-digit control number found on your proxy card or other proxy materials and following the instructions at www.virtualshareholdermeeting.com/WATT2020SM.
2. By Telephone— You may vote by proxy, by phone, by following the instructions provided in the accompanying proxy card or the voting instruction card provided.
3. By Mail— Stockholders of record may vote by signing and returning the proxy card provided.
If you are a beneficial owner holding shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares and vote by following the voting instructions provided to you by your bank or broker.
For questions about your stock ownership or the Special Meeting, you may contact us through our website at http://www.energous.com/contact/ or, if you are a registered holder, our transfer agent, EQ Shareowner Services, by email through the EQ Shareowner Services website at https://www.shareowneronline.com/UserManagement/ContactUs.aspx or toll free at (800) 468-9716.
If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone (toll-free within North America) at 1-888-518-6799 or (call collect outside North America) at 416-867-2272 or by email at contactus@kingsdaleadvisors.com.
How can I change or revoke my vote?
•
Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to Energous Corporation, c/o Secretary, at 3590 North First Street, Suite 210, San Jose, California 95134 on or before the date and time of the Special Meeting, by submitting another vote at or before 11:59 p.m. Eastern Time on July 23, 2020, or by voting online during the Special Meeting.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.
What happens if I do not give specific voting instructions?
Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Special Meeting.
Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote in its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares, which is referred to as a “broker non-vote.”
Which ballot measures are considered “routine” or “non-routine”?
The approval of the Proposal 1: amendment to our certificate of incorporation to increase the number of authorized shares of common stock and the approval of the Proposal 2: adjournment of the Special Meeting are considered to be routine matters under applicable rules. Brokers or other nominees may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to these proposals.
What is the quorum for the Special Meeting?
The presence at the Special Meeting, virtually online or by proxy, of the holders of a majority of the shares entitled to vote is necessary for the transaction of business and a quorum at the Special Meeting.
What is the voting requirement to approve each of the proposals
The following are the vote requirements for each proposal:
•
Proposal 1, Approval of an amendment to our certificate of incorporation to increase the number of total authorized shares from 60,000,000 to 210,000,000 shares and the number of authorized shares of common stock from 50,000,000 to 200,000,000 shares. Approval of the amendment to our certificate of incorporation requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s common stock as of the record date.

•
Proposal 2, Approval of one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Proposal 1 at the time of the Special Meeting. Proposal 2 will be approved if the number of votes cast “FOR” the Proposal 2 at the Special Meeting exceeds the number of votes cast “AGAINST” the Proposal 2.

How are abstentions and broker non-votes treated?
Broker non-votes and abstentions are counted as present for purposes of determining the existence of a quorum. While we expect no broker non-votes on Proposal 1 and Proposal 2, if a broker non-vote occurs in respect of Proposal 1, it would have the same effect as an “Against” vote; if you “Abstain” from voting, it would also have the same effect as an “Against” vote. For Proposal 2, if a broker non-vote occurs, it would have no effect to the voting results; if you “Abstain” from voting, it would also have no effect on the voting results.
Who pays for solicitation of proxies?
We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email. We have also retained Kingsdale Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $16,000 plus a fee per call made on our behalf in connection with the solicitation of proxies and the reimbursement of out-of-pocket expenses incurred by it on our behalf.
Where can I find the voting results of the Special Meeting?
We will announce the results of voting at the Special Meeting in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2021 Annual Meeting?
Requirements for Stockholder Proposals to Be Considered for Inclusion in these Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2021 annual meeting of stockholders must be received no later than December 21, 2020. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Secretary at 3590 North First Street, Suite 210, San Jose, California 95134.
Requirements for Stockholder Proposals to Be Brought Before the 2021 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2021 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2021 annual meeting, must be delivered to our Secretary at 3590 North First Street, Suite 210, San Jose, California 95134 not earlier than the close of business on January 26, 2021 and not later than the close of business on February 25, 2021. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2021 annual meeting of stockholders.

PROPOSAL 1—APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
Background
At the 2020 Annual Meeting, stockholders voted and approved the May Amendment. Consistent with the applicable rules concerning the manner in which broker votes are counted for “routine” matters, certain shares of common stock held by brokers and with respect to which the beneficial owner had not provided the broker with voting instructions were voted by the broker in favor of the approval of the May Amendment.
Our Board of Directors subsequently determined that disclosure contained in the definitive proxy statement disseminated to our stockholders in connection with the 2020 Annual Meeting included an inadvertent drafting error referring to the resolution as non-routine instead of routine. In particular, the proxy statement suggested that brokers would not have discretionary authority with respect to the approval of the May Amendment, even though, consistent with applicable rules, discretionary voting is permitted.
As announced on a Current Report on Form 8-K filed with the SEC on May 28, 2020, stockholders approved the May Amendment, and the Company filed the Certificate of Amendment. No shares of common stock have been issued since the filing of the Certificate of Amendment, except for shares issued in settlement of the Company’s restricted stock units. None of the additional authorized shares of common stock added pursuant to the Certificate of Amendment have been issued or are outstanding as of the date of this proxy statement.
While our Board of Directors believes it was and is appropriate to include the votes brokers cast pursuant to their discretionary authority and that the May Amendment has been properly approved and is effective, out of an abundance of caution, our Board of Directors has unanimously resolved to resubmit Proposal 1 for approval of the stockholders. The increase in our authorized shares is for general corporate purposes and is not being implemented in connection with any proposed corporate transaction. Our Board of Directors recommends that you vote “FOR” Proposal 1.
General
We are asking stockholders to confirm and approve an amendment to our certificate of incorporation to increase the number of total authorized shares from 60,000,000 shares to 210,000,000 shares and the number of authorized shares of common stock from 50,000,000 shares to 200,000,000 shares.
The additional common stock will have rights and privileges identical to our currently outstanding common stock. The number of authorized shares of our preferred stock will not be affected by this amendment; it will be maintained at 10,000,000 shares. No shares of preferred stock have been issued, and we currently have no plans, arrangements, commitments or understandings with respect to the issuance of any shares of preferred stock.
The reason for the proposed amendment is to increase our financial flexibility and to facilitate our ability to continue implementing our non-employee and employee equity programs at competitive levels. Our cash flow from operations has been, and continues to be, negative. We have reported in our recent quarterly and annual reports on Forms 10-Q and 10-K that we need to raise additional capital, although we have no present commitment to do so. The Board may determine that the optimal manner for doing so in the future is the sale of equity securities or options or rights to acquire equity securities. As of June 2, 2020, approximately 97.0% of our currently authorized common stock was either issued and outstanding, underlay outstanding awards, or was issuable upon exercise of outstanding warrants. The Board of Directors does not believe that we currently have enough shares authorized to provide for sufficient flexibility to pursue appropriate equity financing opportunities if they arise or to take certain other actions that the Board may determine is in the best interests of the Company and the best interests of our stockholders. However, as stated above, at this time we have no plans, arrangements or understandings for any transactions that would involve the issuance of such additional authorized shares.
The Board believes it is desirable for us to have the flexibility to issue, without further stockholder action, additional shares of common stock in excess of the amount that is currently authorized. The additional shares of common stock authorized by this proposed amendment could be issued upon approval by the Board without further vote of our stockholders except as may be required in particular cases by applicable law, regulatory agencies or the rules of NASDAQ. Such shares would be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, issuance in repayment of indebtedness and/or issuance pursuant to stock plans relating to options, stock appreciation rights, restricted stock, restricted stock units and other equity grants.

Vote Required and Board Recommendation
Approval of the Charter Amendment to increase the authorized shares of common stock requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s common stock as of the record date.
Purpose of Proposed Amendment
Our common stock consists of a single class, with equal voting, distribution, liquidation and other rights. As of June 2, 2020, of our 50,000,000 shares of common stock that had been authorized immediately prior to the May Amendment, 40,868,549 shares were outstanding. In addition, there were 3,664,110 shares underlying outstanding equity awards granted under our equity incentive plans, 36,522 shares underlying outstanding equity awards granted outside of our equity incentive plans, 2,111,914 shares reserved for future issuance under our equity incentive plans (without taking into account the increase of an aggregate of 2,950,000 shares of common stock available for issuance under our 2013 Equity Incentive Plan, Non-employee Compensation Plan, Employee Share Purchase Plan and Performance Share Unit Plan approved at our 2020 Annual Meeting), and 3,938,802 shares reserved for future issuance under outstanding warrants as of June 2, 2020.
As of June 2, 2020, approximately 97.0% of our currently authorized common stock was either issued and outstanding, underlay outstanding awards, or was issuable upon exercise of outstanding warrants. The Board of Directors does not believe that we currently have enough shares authorized to provide for sufficient flexibility to pursue appropriate equity financing opportunities if they arise or to take certain other actions that the Board may determine is in the best interests of the Company and the best interests of our stockholders. However, as stated above, at this time we have no plans, arrangements or understandings for any transactions that would involve the issuance of such additional authorized shares.
The increase in authorized shares of common stock will give the Board the flexibility to undertake certain transactions to support our business operations, without the potential expense or delay associated with obtaining stockholder approval for any particular issuance. For example, we could issue additional shares of common stock in the future in connection with one or more of the following (subject to laws, regulations or stock market rules that might require stockholder approval of certain transactions):
•	financing transactions, such as public or private offerings of common stock or convertible securities;
•	strategic investments;
•	partnerships, collaborations and other similar transactions;
•	debt or equity restructuring or refinancing transactions;
•	acquisitions;
•	stock splits or stock dividends; or
•	any other proper corporate purposes.
The increase will also facilitate our ability to continue implementing our employee equity programs at competitive levels.
Potential Adverse Effects of Proposed Amendment
If this proposal is adopted, the additional authorized shares of common stock can be issued or reserved with approval of the Board at times, in amounts, and upon terms that the Board may determine, without additional stockholder approval. Stockholder approval of this proposal will not, by itself, cause any change in our capital accounts. However, any future issuance of additional shares of authorized common stock, or securities convertible into common stock, would ultimately result in dilution of existing stockholders’ equity interests and could have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline. Current stockholders will not have preemptive rights to purchase additional shares.
In addition to dilution, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of us. The Board is not aware of any actual or contemplated attempt to acquire control of the Company and this proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any actions that it deems consistent with its fiduciary duties.
Risks to Stockholders of Non-Approval
Given that approximately 97.0% our currently authorized common stock as of June 2, 2020 is either issued and outstanding, underlies outstanding awards, or is issuable upon exercise of outstanding warrants, if the stockholders do not approve this proposal, the Board may not be able to grant new equity awards under our share incentive plans up to the full number of shares available under the plans. In addition, we may be precluded pursuing a wide range of potential corporate opportunities that might require working capital or otherwise be in the best interests of the Company and the best interests of our stockholders. This could have a material adverse effect on our business and prospects. We would also face substantial challenges in hiring and retaining employees at all levels, including our executive leadership team, in the near term.
Text of Proposed Amendment
If this Proposal 1 is approved, current first paragraph of Article IV will be replaced in its entirety as follows, and we will file a certificate of amendment to our certificate of incorporation that will supersede the Certificate of Amendment and confirm the increase of our authorized number of shares of common stock from 50,000,000 shares to 200,000,000 shares:

“The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 210,000,000 shares, consisting of (i) 200,000,000 shares of Common Stock, par value $0.00001 per share, and (ii) 10,000,000 shares of Preferred Stock, par value $0.00001 per share.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 1

PROPOSAL 2—APPROVAL OF ADJOURNMENT OF SPECIAL MEETING
We are asking our stockholders to approve a proposal to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve Proposal No. 1 at the time of the Special Meeting. If our stockholders approve this proposal, we could adjourn the Special Meeting and any reconvened session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of Proposal No. 1. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of Proposal No. 1 such that the proposal to approve any such proposal would be defeated, we could adjourn the Special Meeting without a vote on the approval of Proposal 1 and seek to convince the holders of those shares to change their votes to votes in favor of approval of Proposal 1. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.
Our Board of Directors believes that it is in the best interests of our company and our stockholders to be able to adjourn the Special Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of Proposal No. 1 if there are insufficient votes to approve any such proposals at the time of the Special Meeting.
Vote Required
Proposal 2 will be approved if the number of votes cast “FOR” the Proposal 2 at the Special Meeting exceeds the number of votes cast “AGAINST” the Proposal 2.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock by:
•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•	each member of our Board of Directors;
•	each “named executive officer” as defined under applicable securities laws; and
•	all of our executive officers and directors as a group.
Unless otherwise noted, the address of each person listed on the table is c/o Energous Corporation at 3590 North First Street, Suite 210, San Jose, California 95134. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned, except to the extent jointly owned with spouses or otherwise noted below.
Beneficial ownership is determined in accordance with SEC rules. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares issuable pursuant to stock options that may be exercised, and RSUs and PSUs that may vest, within 60 days after June 2, 2020 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage of shares beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. Percentages of common stock outstanding as of June 2, 2020 are calculated based upon 40,868,549 shares outstanding on that date.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Directors and Executive Officers
Robert J. Griffin(1)	113,408	*
Daniel W. Fairfax(2)	14,021	*
Rahul Patel	—	*
Michael Noonen	—	*
Reynette Au	—	*
Stephen R. Rizzone(3)	1,678,469	4.0%
Brian Sereda(4)	90,439	*
Cesar Johnston(5)	129,081	*
All directors and all executive officers as a group (9 persons)(6)	2,110,654	5.1%
Five Percent Stockholders
Dialog Semiconductor plc(7)	2,393,704	5.8%
*	Represents less than 1% of our outstanding shares of common stock.
(1)	Includes 87,429 shares held and 25,979 shares issuable upon exercise of options.
(2)	Includes 14,021 shares held.
(3)	Includes 500,205 shares held, 524,744 shares issuable upon the exercise of options, 503,520 shares issuable upon the settlement of RSUs and 150,000 shares issuable upon the settlement of PSUs.
(4)	Includes 78,424 shares held by Mr. Sereda and 12,015 shares held by Sereda Family Trust.
(5)	Includes 120,956 shares held and 8,125 shares issuable upon the settlement of RSUs.
(6)
Includes 898,286 shares held by all directors and executive officers as a group, 550,723 shares issuable upon the exercise of options, 511,645 shares issuable upon the settlement of RSUs and 150,000 shares issuable upon the settlement of PSUs that were earned and deferred until the earliest to occur of a separation of service, a change in control or November 1, 2024.

(7)
Based upon a Schedule 13D filed by Dialog Semiconductor plc (“Dialog”) on July 10, 2017 and the Securities Purchase Agreement between the Company and Dialog dated June 28, 2017. Includes 1,739,691 shares held and 654,013 shares issuable upon exercise of warrants that are fully vested. The address for Dialog is 100 Longwater Avenue, Green Park, Reading RG2 6GP, United Kingdom.

ADDITIONAL INFORMATION
This proxy statement is available at www.proxyvote.com.
A copy of the Company’s 2019 Annual Report is available without charge upon written request to: Secretary, Energous Corporation, 3590 North First Street, Suite 210, San Jose, California 95134.
OTHER BUSINESS
The Board knows of no business that will be presented for consideration at the Special Meeting other than those items stated above. If any other business should come before the Special Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting as proxyholder under the proxies.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for the Company.
A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent to the practice. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement please notify your broker or the Company’s Secretary at 3590 North First Street, Suite 210, San Jose, California 95134. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WATT2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D19190-S03811

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENERGOUS CORPORATION

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.

D19191-S03811

ENERGOUS CORPORATION
Proxy for Special Meeting of Stockholders
July 24, 2020 10:00 a.m. pacific time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert J. Griffin and Stephen R. Rizzone, and each of them, with the power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Common Stock of Energous Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of Energous Corporation to be held July 24, 2020 at 10:00 a.m. pacific time online or any adjournment thereof, with all powers which the undersigned would possess if present at the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side